As filed with the Securities and Exchange Commission on August 10, 2000.
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        CENTRAL VIRGINIA BANKSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Virginia                                      54-1467806
     (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                      Identification No.)

                 2036 New Dorset Road, Powhatan, Virginia 23139
               (Address of Principal Executive Offices) (Zip Code)
                               __________________

                        CENTRAL VIRGINIA BANKSHARES, INC.
                               1998 INCENTIVE PLAN
                            (Full Title of the Plan)

                               R. Brian Ball, Esq.
                     Williams, Mullen, Clark & Dobbins, P.C.
                        1021 East Cary Street, 16th floor
                            Richmond, Virginia 23219
                                 (804) 643-1991
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE
====================================== ================ ==================== ====================== ==================
                                                          Proposed Maximum      Proposed Maximum         Amount of
                                         Amount To Be    Offering Price Per    Aggregate Offering    Registration Fee
Title of Securities To Be Registered    Registered (1)        Share (2)               Price
-------------------------------------- ---------------- -------------------- ---------------------- ------------------
Common Stock, $1.25 par value              190,000            $9.0625             $1,721,875              $455

====================================== ================ ==================== ====================== ==================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(h), the offering price is based on the average of the high ($9.13) and low ($9.00) prices as reported on The Nasdaq National Market on August 7, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2000, that have been incorporated by reference into the Form 10-KSB;

         (3) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000; and

         (4) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, filed on May 2, 1994 (the "Form 8-A").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

         Not applicable.

Item 5.      Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock constituting original issuance securities, when issued pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable. Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 6.      Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant against expenses and liabilities incurred in legal proceedings to the full extent permitted by Virginia law.

Item 7.      Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1      Articles  of  Incorporation,   including   amendments  thereto
                  (incorporated   herein  by  reference  to  Exhibit  2  to  the
                  Registrant's Form 8-A filed with the SEC on May 2, 1994).

         4.2 Bylaws (incorporated herein by reference to Exhibit 3 to the Registrant's Form 8-A filed with the SEC on May 2, 1994).

         4.3 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed with the SEC on May 2, 1994).

         4.4      Central Virginia Bankshares, Inc. 1998 Incentive Plan.*

         5        Opinion of Williams, Mullen, Clark & Dobbins.*

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5).*

         23.2     Consent of Mitchell, Wiggins & Company LLP.*

         24       Powers of Attorney (included on Signature Page).*
         _____________

         *Filed herewith

Item 9.      Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Powhatan, Commonwealth of Virginia, on this 8th day of August, 2000.

                                       CENTRAL VIRGINIA BANKSHARES, INC.


                                       By: /s/ Ralph Larry Lyons
                                           -------------------------------------
                                           Ralph Larry Lyons
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Ralph Larry Lyons and Thomas R. Thornton, Jr., either of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                       Title                               Date
                  ---------                                       -----                               ----

           /s/ Ralph Larry Lyons                 President, Chief Executive Officer and          August 8, 2000
-------------------------------------------                     Director
              Ralph Larry Lyons                       (Principal Executive Officer)


         /s/ Charles F. Catlett, III                    Senior Vice President and                August 8, 2000
-------------------------------------------              Chief Financial Officer
           Charles F. Catlett, III                    (Principal Financial Officer)


         /s/ Thomas R. Thornton, Jr.                     Thomas R. Thornton, Jr.                 August 8, 2000
-------------------------------------------             Assistant Vice President
           Thomas R. Thornton, Jr.                    (Principal Accounting Officer)


             /s/ John B. Larus                      Chairman of the Board of Directors           August 8, 2000
-------------------------------------------
               John B. Larus


                  Signature                                       Title                               Date
                  ---------                                       -----                               ----


          /s/ Fleming V. Austin                                 Director                         August 8, 2000
-------------------------------------------
            Fleming V. Austin


         /s/ Charles W. Binford                                 Director                         August 8, 2000
-------------------------------------------
           Charles W. Binford


       /s/ Garland L. Blanton, Jr.                              Director                         August 8, 2000
-------------------------------------------
         Garland L. Blanton, Jr.


         /s/ Charles B. Goodman                                 Director                         August 8, 2000
-------------------------------------------
           Charles B. Goodman


           /s/ Elwood C. May                                    Director                         August 8, 2000
-------------------------------------------
             Elwood C. May


                                                                Director                         August  , 2000
-------------------------------------------
            James T. Napier


                                  EXHIBIT INDEX


Exhibit No.          Document
-----------          --------

    4.1 Articles of Incorporation, including amendments thereto (incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A filed with the SEC on May 2, 1994).

    4.2 Bylaws (incorporated herein by reference to Exhibit 3 to the Registrant's Form 8-A filed with the SEC on May 2,
                     1994).

    4.3 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed with the SEC on May 2, 1994).

    4.4              Central Virginia Bankshares, Inc. 1998 Incentive Plan.*

    5                Opinion of Williams, Mullen, Clark & Dobbins.*

    23.1             Consent of Williams,  Mullen,  Clark & Dobbins (included in
                     Exhibit 5).*

    23.2             Consent of Mitchell, Wiggins & Company LLP.*

    24               Powers of Attorney (included on Signature Page).*

______________

*Filed herewith